Exhibit 10.15

2007 Management Incentive Plan (MIP)
Participants
VP Products and Services
Chief Information Officer
Chief Accounting Officer
VP Human Resources
General Counsel
Senior VP Sales  (also participates in Sales Incentive Plan)
Executive VP Corporate Sales (also participates in Sales Incentive Plan)

Objectives	Achieve corporate performance Shareholders care about Drive and reward unified performance across exec team Focus on building trend for long term, profitable growth
Key Achievement Measures for 2007	Achievement of Board defined goals around Bookings Growth, Cash Flow Profitability and Profitability Objectives.
Bonus Target @ 100% Achievement
VP Products and Services     33% of Base Salary
Chief Information Officer     33% of Base Salary
Chief Accounting Officer     33% of Base Salary
VP Human Resources           22% of Base Salary
General Counsel                   11% of Base Salary
Sr. VP Sales                                  $20,000
Exec. VP Corp. Sales                   $20,000

Terms of Achievement and Payment of Incentive Bonus
All three Measures of Success must be achieved
All or Nothing, no partial payment or accelerators
Bonus to be paid upon completion of annual audit and verification of measures achieved (approx. January, 2007)